DIRECTORS POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

      Each of the undersigned, as directors of the below listed open-end management investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                            1933 Act      1940 Act
                                          Reg. Number   Reg. Number
Strategist Growth Fund, Inc.                33-63905      811-7401
Strategist Growth and Income Fund, Inc.     33-63907      811-7403
Strategist Income Fund, Inc.                33-60323      811-7305
Strategist Tax-Free Fund, Inc.              33-63909      811-7407
Strategist World Fund, Inc.                 33-63951      811-7405

hereby  constitutes and appoints James A. Mitchell or Eileen J. Newhouse,  Colin
M. Lancaster, or Sherilyn K. Beck as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated this 20th day of November, 1997.


/s/ Rodney P. Burwell
    Rodney P. Burwell


/s/ Jean B. Keffeler
    Jean B. Keffeler


/s/ Brian kleinberg
    Brian Kleinberg


/s/ Thomas R. McBurney
    Thomas R. McBurney


/s/ James A. Mitchell
    James A. Mitchell